As filed with the Securities and Exchange Commission on June 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

(Exact Name of Registrant as specified in its charter)

Bermuda	98-1120002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

94 Pitts Bay Road
Pembroke, HM 08 Bermuda

(Address including zip code of Principal Executive Offices)

Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

212-590-9070

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common shares, par value $1.00 per share(1)	75,000	$17.82	$1,336,500	$172.14
TOTALS

(1)         The common shares being registered hereby represent shares reserved for issuance pursuant to awards granted or to be granted to eligible employees, directors and consultants of Blue Capital Reinsurance Holdings Ltd. (the “Company” or the “Registrant”) and its subsidiaries under the Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan.

(2)         This Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional common shares which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan.

(3)         Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on June 6, 2014.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan as specified under Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

(1)         The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on March 7, 2014;

(2)         The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, as filed with the Commission on May 5, 2014;

(3)         The Company’s Current Reports on Form 8-K, as filed with the Commission on January 6, 2014, January 17, 2014, February 5, 2014, April 29, 2014 and May 15, 2014; and

(4)         The description of the Company’s common shares contained in the Company’s Registration Statement on Form S-1, as filed with the Commission on October 7, 2013 (Registration No. 333-191586), including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s bye-laws provide, among other things, that the Company shall indemnify and hold harmless its directors and officers to the fullest extent permitted under the Bermuda Companies Act 1981, as amended (the “Companies Act”). Specifically, the Company’s bye-laws provide that its directors and officers, as well as their heirs, executors and administrators (“Indemnified Persons”), shall, subject to the Companies Act prohibitions described below, be indemnified by the Company from and against all liability, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defense costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by them or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of their duty, with such indemnity extending to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election, and no Indemnified Person shall be liable for the acts, defaults or omissions of any other Indemnified Person.

The Company’s bye-laws provide that, except with respect to matters involving fraud or dishonesty of Indemnified Persons, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Company.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits followed by an asterisk (*) indicate those exhibits physically filed with this Registration Statement on Form S-8.  All other exhibit numbers indicate exhibits filed by incorporation by reference.

4.1                     Memorandum of Association (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as filed with the Commission on October 7, 2013, as amended (Registration No. 333-191586)).

4.2                     Bye-Laws (incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1, as filed with the Commission on October 7, 2013, as amended (Registration No. 333-191586)).

5.1                     Opinion of Appleby (Bermuda) Limited. (*)

23.1              Consent of PricewaterhouseCoopers Ltd., Independent Registered Public Accounting Firm. (*)

23.2              Consent of Appleby (Bermuda) Limited (included in Exhibit 5). (*)

24.1              Powers of Attorney (included on the signature pages hereof). (*)

99.1              Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on October 7, 2013, as amended (Registration No. 333-191586)).

99.2              Form of Director Restricted Share Unit Award Agreement under the Company’s 2013 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2014).

ITEM 9. REQUIRED UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that: paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement, and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on June 9, 2014.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

By:	/s/ Michael S. Paquette

Name:	Michael S. Paquette
Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints William Pollett and Michael S. Paquette, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Pollett	Chief Executive Officer, Director	June 9, 2014

William Pollett	Director (Principal Executive Officer)

/s/ Michael S. Paquette	Chief Financial Officer	June 9, 2014

Michael S. Paquette	(Principal Accounting and Financial Officer)

/s/ Christopher L. Harris	Chairman of the Board of Directors	June 9, 2014

Christopher L. Harris

/s/ D. Andrew Cook	Director	June 9, 2014

D. Andrew Cook

/s/ Eric Lemieux	Director	June 9, 2014

Eric Lemieux

/s/ John R. Weale	Director	June 9, 2014

John R. Weale

AUTHORIZED REPRESENTATIVE

/s/ Eric Lemieux
Eric Lemieux

Director, as the duly authorized representative of Blue Capital Reinsurance Holdings Ltd. in the United States

Date: June 9, 2014

EXHIBIT INDEX

The exhibits followed by an asterisk (*) indicate those exhibits physically filed with this Registration Statement on Form S-8.  All other exhibit numbers indicate exhibits filed by incorporation by reference.

4.1                     Memorandum of Association (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as filed with the Commission on October 7, 2013, as amended (Registration No. 333-191586)).

4.2                     Bye-Laws (incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1, as filed with the Commission on October 7, 2013, as amended (Registration No. 333-191586)).

5.1                     Opinion of Appleby (Bermuda) Limited. (*)

23.1              Consent of PricewaterhouseCoopers Ltd., Independent Registered Public Accounting Firm. (*)

23.2              Consent of Appleby (Bermuda) Limited (included in Exhibit 5). (*)

24.1              Powers of Attorney (included on the signature pages hereof). (*)

99.1              Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on October 7, 2013, as amended (Registration No. 333-191586)).

99.2              Form of Director Restricted Share Unit Award Agreement under the Company’s 2013 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2014).